[                    ] Shares

THE CUSHING® RENAISSANCE FUND

Common Shares

UNDERWRITING AGREEMENT

[            ], 2012

STIFEL, NICOLAUS & COMPANY, INCORPORATED

[                    ]

[                    ]

As representatives of the several Underwriters

    named in Schedule I hereto

c/o Stifel, Nicolaus & Company, Incorporated

237 Park Ave, 8th Floor

New York, NY 10017

Ladies and Gentlemen:

The Cushing® Renaissance Fund, a Delaware statutory trust (the “Fund”) and newly organized, non-diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an aggregate of              common shares (the “Firm Shares”) of beneficial interest, par value $0.001 per share, of the Fund (“Common Shares”). The Fund also proposes to sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional              Common Shares (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares”.

Cushing MLP Asset Management, LP, a Texas limited partnership (the “Investment Adviser”), acts as the Fund’s investment adviser pursuant to an Investment Management Agreement, dated July 26, 2012, between the Investment Adviser and the Fund (the “Investment Advisory Agreement”).

The Fund and the Investment Adviser confirm as follows their respective agreements with the Representatives and the several other Underwriters as of the date hereof, as of the Closing Date and each Option Closing Date, if any.

1. (a) The Fund and the Investment Adviser, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(i) A registration statement on Form N-2 (File Nos. 333-170869 and 811-22499) in respect of the Shares and one or more pre-effective amendments thereto (together, the “Initial Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; the Fund has filed with the Commission a notification on Form N-8A (the “Notification”) of registration of the Fund as an investment company; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, and the Notification, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, and, to the Fund’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission; and any request on the part of the Commission for additional information from the Fund has been satisfied in all material respects; any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 497 of the rules and regulations of the Commission under the Securities Act, together with the statement of information incorporated therein by reference, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 497 under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; the final prospectus relating to the Shares, in the form first filed pursuant to Rule 497 under the Securities Act, is hereinafter called the “Prospectus”; any advertisement used in the public offering of the Shares pursuant to Rule 482 of the Rules and Regulations and identified on Schedule II hereto is hereinafter called the “Omitting Prospectus”; and all references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”);

(ii) (1) at the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (as defined herein) (and, if any Option Shares are purchased, at each Option Closing Date) (as defined herein)), the Initial Registration Statement, any Rule 462(b) Registration Statement, the Notification and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as of the date of the Prospectus or any amendments or supplements thereto and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Fund in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 8(b) hereof. No order preventing or suspending the use of any Preliminary Prospectus or the Pricing Prospectus has been issued by the Commission.

Each Preliminary Prospectus, Pricing Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations and each Preliminary Prospectus, Pricing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(iii) For the purposes of this Agreement, the “Applicable Time” is     :     p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, any Omitting Prospectus and the other information listed in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) The Fund has filed a registration statement pursuant to Section 8(a) of the Investment Company Act to register the Common Shares, and such registration statement has become effective. At the time of filing the Initial Registration Statement, the Fund was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act;

(vi) The Fund has been duly formed and has a legal existence as a statutory trust in good standing under the laws of the State of Delaware, with trust power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Fund;

(vii) The Fund has no subsidiaries;

(viii) The Fund is duly registered with the Commission under the Investment Company Act as a nondiversified, closed end management investment company, and no order of suspension or revocation of such registration has been issued or, to the Fund’s knowledge, proceedings therefor initiated or threatened by the Commission;

(ix) To the knowledge of the Fund, no person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “Advisers Act Rules and Regulations”). Except as disclosed in the Registration Statement, the Prospectus and the Pricing Prospectus, to the Fund’s knowledge based on information provided to the Fund by the trustees of the Fund, no trustee of the Fund is an “Interested Person” (as defined in the Investment Company Act) of the Fund or an “Affiliated Person” (as defined in the Investment Company Act) of any Underwriter; for purposes of this Section 1(a)(ix), the Fund and the Investment Adviser shall be entitled to rely on representations from such officers and trustees;

(x) As of the Applicable Time, all of the issued and outstanding shares of capital stock of the Fund have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus; and none of the issued and outstanding shares of capital stock of the Fund are subject to any preemptive or similar rights;

(xi) The Shares to be issued and sold by the Fund to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights;

(xii) This Agreement has been duly authorized, executed and delivered by the Fund;

(xiii) The issue and sale of the Shares to be sold by the Fund hereunder, the execution of this Agreement by the Fund and the compliance by the Fund with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation by the Fund of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Fund is a party or by which the Fund is bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation by the Fund of the provisions of the certificate of trust or agreement and declaration of trust (or other organization documents) of the Fund or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Fund or any of its properties, except in each case for any breach, violation or default which would not have a material adverse effect on the Fund; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required by the Fund for the issue and sale of the Shares to be sold by the Fund hereunder or the consummation by the Fund of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or which the failure to obtain would not have a material adverse effect on the Fund;

(xiv) Ernst & Young LLP, who have certified certain financial statements of the Fund are independent public accountants of the Fund as required by the Securities Act and the Rules and Regulations. The financial statements, together with related schedules and notes, included in the Registration Statement, the Pricing Prospectus and the Prospectus comply and will comply in all material respects with the requirements of the Securities Act and present and will present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Fund on the basis stated in the Registration Statement, the Pricing Prospectus and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement;

(xv) Since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Fund, (2) there has not been any material adverse change, or any development reasonably likely to result in a prospective material adverse change (other than changes resulting from changes in the securities markets generally), in or affecting the business affairs, business, management, financial position, shareholders’ equity or results of operations of the Fund, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Fund, whether or not in the ordinary course of business, which are material to the Fund and (4) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus;

(xvi) The Fund is not (1) in violation of its certificate of trust or agreement and declaration of trust (or other organization documents), (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund, (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Fund, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Fund is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, management, financial position, shareholders’ equity or results of operations of the Fund; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Advisory Fee Waiver of the Investment Adviser, dated August 27, 2012, (the “Advisory Fee Waiver”), the Custody Agreement, dated August 21, 2012, between U.S. Bank, National Association (“Custodian”) and the Fund (the “Custodian Agreement”), the Transfer Agent Servicing Agreement, dated August 21, 2012, between U.S. Bancorp Fund Services, LLC (the “Transfer Agent”) and the Fund (the “Transfer Agency Agreement”), the Fund Administration Servicing Agreement, dated August 21, 2012, between U.S. Bancorp Fund Services LLC (the “Administrator”) and the Fund (the “Administration Agreement”), and the Fund Accounting Servicing Agreement, dated August 21, 2012, between U.S. Bancorp Fund Services, LLC (“Fund Accountant”) and the Fund (the “Accounting Agreement”) (this Agreement, the Investment Advisory Agreement, the Advisory Fee Waiver, the Custodian Agreement, the Transfer Agency Agreement, the Administration Agreement and the Accounting Agreement being referred to herein collectively as the “Fundamental Agreements”) and the consummation of the transactions contemplated in the Fundamental Agreements, the Plan (as defined below) and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus and the Pricing Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations thereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Fundamental Agreements or the Plan (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a material adverse effect on the Fund), nor will such action result in any violation of the provisions of the certificate of trust or agreement and declaration of trust of the Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations (except for such violations that would not result in a material adverse effect on the Fund). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund;

(xvii) Each Fundamental Agreement has been duly executed and delivered by the Fund, as of the dates noted therein, and each Fundamental Agreement complies with all applicable provisions of the Investment Company Act in all material respects. The Fund has adopted the Dividend Reinvestment Plan described in the Pricing Prospectus and the Prospectus (the “Plan”). Assuming due authorization, execution and delivery by the other parties thereto with respect to the Fundamental Agreements, each Fundamental Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws; provided that the Fund makes no representation or warranty as to the effect of the representations and warranties expressed herein of (i) the compliance or noncompliance of any other party to any of the foregoing Fundamental Agreements with any state, federal or other laws or regulations applicable to them, (ii) the legal or regulatory status or the nature of the business of such party or (iii) the enforceability of any rights to indemnification or contribution that may be violative of public policy underlying any law, rule or regulation (regardless of whether enforceability is considered in a proceeding in equity or law);

(xviii) The Fund does not own real property. The Fund has good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Fund; and any real property and buildings held under lease by the Fund are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Fund;

(xix) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Fund is a party or of which any property of the Fund is the subject which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the general affairs, business, management, financial position, shareholders’ equity or results of operations of the Fund, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus; and, to the Fund’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xx) The Fund possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by it; the Fund is in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, management, financial position, shareholders’ equity or results of operations of the Fund; and the Fund has not received any notice of proceedings relating to the revocation or material modification of any such Permits;

(xxi) The Fund owns or possesses, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on its business as described in the Pricing Prospectus and the Prospectus, provided that the Fund’s right to use the name “Cushing” is limited as set forth in Section 19 of the Investment Advisory Agreement. The Fund does not own any intellectual property concerning the name “Cushing.” The Fund has not received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the general affairs, business, management, financial position, shareholders’ equity or results of operations of the Fund;

(xxii) The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Fund;

(xxiii) The Fund has made and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxiv) Since the date of the latest audited financial statements included in the Pricing Prospectus and the Prospectus, (a) the Fund has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Fund to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Fund, and (b) since that date, there has been no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting;

(xxv) The Fund maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 of the Investment Company Act) that comply with the requirements of the Investment Company Act; such disclosure controls and procedures are effective;

(xxvi) All United States federal income tax returns of the Fund required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Fund has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a material adverse effect on the general affairs, business, management, financial position, shareholders’ equity or results of operations of the Fund, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Fund except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Fund in respect of any income and trust tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(xxvii) There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;

(xxviii) The Fund does not maintain, administer or contribution to any employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended;

(xxix) Neither the Fund nor any trustee, officer or employee or, to the Fund’s knowledge, any agent or other person associated with or acting on behalf of the Fund, has on behalf of the Fund (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(xxx) There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the Securities Act;

(xxxi) The Fund has not publicly distributed and, prior to the later to occur of the Closing Date (as defined in Section 4 hereof) and completion of distribution of the Shares, will not publicly distribute any offering materials in connection with the offering and sale of the Shares, other than the Pricing Prospectus, any Omitting Prospectus and the Prospectus; and the Fund has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale of the Shares;

(xxxii) The statistical and market and industry-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Fund believes to be reliable and accurate or represent the Fund’s good faith estimates that are made on the basis of data derived from such sources, and the Fund has obtained the written consent to the use of such data from sources to the extent required;

(xxxiii) The information set forth in the Pricing Prospectus and the Prospectus in the fee table contained in the section entitled “Summary of Fund Expenses” has been prepared in all material respects in accordance with the requirements of Form N-2, and interpretations thereunder, and to the extent estimated or projected, such estimates or projections comply in all material respects with the requirements of Form N-2 and are reasonably believed to be attainable and reasonably based;

(xxxiv) The Shares have been duly authorized for listing, upon notice of issuance, on the New York Stock Exchange, and the Fund’s registration statement on Form 8-A with respect to the Shares under the Securities Exchange Act of 1934, a amended (the “Exchange Act”) has become effective;

(xxxv) The operations of the Fund are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Fund conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Fund, threatened;

(xxxvi) (i) Neither the Fund nor any trustee, officer or employee or, to the knowledge of the Fund, any agent, affiliate or representative thereof, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Libya, Iran, North Korea, Sudan and

Syria); (ii) the Fund represents and covenants that it will not, directly or indirectly, knowingly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to joint venture partner or other Person (y) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (z) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and (iii) the Fund represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(xxxvii) The Fund intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and intends to qualify as a regulated investment company under the Code.

(xxxviii) Any certificate signed by any officer of the Fund delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund to the Underwriters as to the matters covered thereby.

(b) The Investment Adviser represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(i) The Investment Adviser has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Texas, with power and authority (limited partnership and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Investment Adviser;

(ii) The Investment Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the Investment Company Act, or the rules and regulations of the Commission under such acts, from acting under the Investment Advisory Agreement for the Fund as contemplated by the Pricing Prospectus and the Prospectus;

(iii) The description of the Investment Adviser in the Registration Statement, the Pricing Prospectus and the Prospectus (including any amendment or supplement thereto) complied and will comply in all material respects with the provisions of the Investment Company Act, the Securities Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iv) The Investment Adviser has the financial resources available to it necessary for the performance, in all material respects, of its services and obligations as contemplated in the Pricing Prospectus, the Prospectus, the Fundamental Agreements to which it is a party and the Plan;

(v) The Structuring Fee Agreement, dated as of the date hereof (the “Structuring Fee Agreement”), between the Investment Adviser and Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), the Additional Compensation Agreement, dated as of the date hereof, between the Investment Adviser and the Representatives, as representatives of the Underwriters (the “Additional Compensation Agreement” together with the Structuring Fee Agreement, the “Fee Agreements”) and each Fundamental Agreement to which the Investment Adviser is a party has been duly executed and delivered by the Investment Adviser, as of the date noted therein, and the Fee Agreements and each such Fundamental Agreement comply with all applicable provisions of the Investment Company Act, the Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations in all material respects. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Fundamental Agreements, each Fee Agreement and Fundamental Agreement to which the Investment Adviser is a party constitutes a valid and binding agreement of the Investment Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws; provided further that the Investment Adviser makes no representation or warranty as to the effect of the representations and warranties expressed herein of (i) the compliance or noncompliance of any other party to any of the foregoing agreements with any state, federal or other laws or regulations applicable to them, (ii) the legal or regulatory status or the nature of the business of such party or (iii) the enforceability of any rights to indemnification or contribution that may be violative of public policy underlying any law, rule or regulation (regardless of whether enforceability is considered in a proceeding in equity or law);

(vi) Neither the execution and delivery of this Agreement, the Fee Agreements, the Investment Advisory Agreement nor the performance by the Investment Adviser of its obligations hereunder or thereunder will violate the certificate of formation, limited partnership agreement and other organizational documents of the Investment Adviser, or conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under, (i) any agreement or instrument to which the Investment Adviser is a party or by which it is bound, or (ii) to the Investment Adviser’s knowledge, any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations other than any conflict, breach or default that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Investment Adviser; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement, the Investment Advisory Agreement or the Fee Agreements, except as have been obtained or will be obtained prior to the Closing Date or may be required under the Investment Company Act, the Securities Act, the Advisers Act, the Exchange Act, the Rules and Regulations or state securities laws;

(vii) The Investment Adviser is not (1) in violation of its certificate of formation or limited partnership agreement (or other organization documents), (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Investment Advisor, (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Investment Adviser, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Investment Adviser is a party or by which it or any of its properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, management, financial position, shareholders’ equity or results of operations of the Investment Adviser;

(viii) Since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, on the ability of the Investment Adviser to perform its respective obligations under this Agreement, the Investment Advisory Agreement or the Fee Agreements; and

(ix) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Investment Adviser is a party or of which any property of the Investment Adviser is the subject which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the general affairs, business, management, financial position, partners’ equity or results of operations of the Investment Adviser, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus and are not so described; and, to the best of the Investment Adviser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

2. Subject to the terms and conditions herein set forth, (a) the Fund agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Fund, at a purchase price per share of $23.875 (the “Purchase Price”), the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Fund hereunder by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Fund hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Fund agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Fund, at the Purchase Price, the number of Option Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying (x) the product of the number of Option Shares as to which such election shall have been exercised by (y) the fraction set forth in clause (a) above.

The Fund hereby grants to the Underwriters the right to purchase at their election up to              Option Shares, at the Purchase Price, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representatives to the Fund, given within a period of 45 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives and the Fund otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4. The Fund will deliver the Firm Shares to the Representatives through the facilities of the Depository Trust Fund (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Fund for the respective accounts of the several Underwriters, at 10:00 a.m., New York City time, on             , 2012, or at such other time not later than seven full business days thereafter as Stifel Nicolaus and the Fund determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares. The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Andrews Kurth LLP, New York, New York at least 24 hours prior to the Closing Date.

Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date”, which may be the Closing Date, shall be determined by the Representatives as provided above. The Fund will deliver the Option Shares being purchased on each Option Closing Date to the Representatives through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Fund for the respective accounts of the several Underwriters, at 10:00 a.m., New York City time on the applicable Option Closing Date. The certificates for the Option Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Andrews Kurth LLP, New York, New York at least 24 hours prior to such Option Closing Date.

5. The Fund and the Investment Adviser, jointly and severally, covenant and agree with each of the Underwriters as follows:

(a) The Fund, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representatives as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representatives with copies thereof, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of an order pursuant to Section 8(e) of the Investment Company Act, or of the initiation or threatening of any proceedings for any of such purposes. The Fund will promptly effect the filings necessary pursuant to Rule 497 under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Fund will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) The Fund will use its commercially reasonable efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(c) shall require the Fund to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.

(d) The Fund has furnished or will deliver to the Representatives, without charge, signed copies of all consents and certificates of experts, and will also, upon your request, deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Fund has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the Securities Act. The Fund will furnish to each Underwriter, without charge, prior to 5:00 p.m. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Investment Company Act or in lieu thereof, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Fund will furnish to the Representatives a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Fund and not to use or refer to any proposed Omitting Prospectus to which the Representatives reasonably object.

(g) The Fund will comply with the Investment Company Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Investment Company Act, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or the Notification or amend or supplement the Pricing Prospectus, the Prospectus or any Omitting Prospectus in order that the such document will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or the Notification or amend or supplement the Pricing Prospectus, the Prospectus or any Omitting Prospectus in order to comply with the requirements of the Investment Company Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Notification, the Pricing Prospectus, the Prospectus or any Omitting Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Fund will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement, the Notification, the Pricing Prospectus, the Prospectus or any Omitting Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

(h) The Fund will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(i) The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Prospectus and the Prospectus under the heading “Use of Proceeds”.

(j) The Fund will use its commercially reasonable efforts to effect and maintain the listing of the Common Shares (including the Shares) on the New York Stock Exchange.

(k) During a period of 180 days from the date of the Prospectus, the Fund will not, without the prior written consent of Stifel Nicolaus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, other than (1) the Shares to be sold hereunder, (2) the issuance of options to acquire shares of Common Shares granted pursuant to the Fund’s benefit plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended or (3) the issuance of shares of Common Shares upon the exercise of any such options. Notwithstanding the foregoing, if (A) during the last 17 days of the 180-day restricted period the Fund issues an earnings release or material news or a material event relating to the Fund occurs; or (B) prior to the expiration of the 180-day restricted period, the Fund announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Fund shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

(l) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a “lock-up” agreement described in Section 7(o) hereof for an officer or trustee of the Fund and provides the Fund with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Fund agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit D hereto through a major news service at least two business days before the effective date of the release or waiver.

(m) The Fund, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Investment Company Act, will file all documents required to be filed with the Commission pursuant to the Investment Company Act within the time periods required by the Investment Company Act and the Rules and Regulations.

(n) During a period of three years from the effective date of the Registration Statement, the Fund will furnish to you copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Fund is listed; and (ii) such additional information concerning the business and financial condition of the Fund as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Fund are consolidated in reports furnished to its shareholders generally or to the Commission).

(o) If the Fund elects to rely upon Rule 462(b) under the Securities Act, the Fund will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(p) If so requested by the Representatives, the Fund shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Shares, (ii) it shall disclose the same information as such paper Preliminary Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to such Preliminary Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Fund hereby confirms that, if so requested by the Representatives, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Fund shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus or the Prospectus to such investor or representative.

(q) The Fund and the Investment Adviser will not take any action designed to cause or result in the manipulation of the price of any security of the Fund to facilitate the sale of Shares in violation of the Investment Company Act, the Securities Act and the applicable Rules and Regulations, or the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(r) The Fund will use its best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

6. The Fund and the Investment Adviser, jointly and severally, covenant and agree with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Fund and the Investment Adviser will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the fees, disbursements and expenses of the Fund’s and the Investment Adviser’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Notification, each Preliminary Prospectus, any Omitting Prospectus, the Pricing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses, if any, in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Common Shares (including the Shares) on the New York Stock Exchange; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Shares in an amount not to exceed $[35,000]; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses incurred by the Underwriters in connection with presentations to prospective purchasers of Shares in an amount not to exceed $[25,000]; and (x) the cost of any required due diligence procedures by the Underwriters in an amount not to exceed $[75,000].

7. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Fund and the Investment Adviser of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 497 under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a); if the Fund has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Pricing Prospectus or the Prospectus or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) The respective representations and warranties of the Fund and the Investment Adviser contained herein are true and correct on and as of the Closing Date or the

Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and each of the Fund and the Investment Adviser shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c) Since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) there shall not have been any change in the capital stock or long-term debt of the Fund or (ii) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial position, shareholders’ equity or results of operations of the Fund (other than changes resulting from changes in securities markets generally), the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus.

(d) The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of two executive officers of the Fund, at least one of whom has specific knowledge about the Fund’s financial matters, reasonably satisfactory to the Representatives, to the effect (1) set forth in Sections 7(b) (with respect to the respective representations, warranties, agreements and conditions of the Fund), (2) that none of the situations set forth in clause (i) or (ii) of Section 7(c) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Fund, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

(e) The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of an executive officer of the Investment Adviser, reasonably satisfactory to the Representatives, to the effect set forth in Section 7(b) (with respect to the respective representations, warranties, agreements and conditions of the Investment Adviser).

(f) On the Closing Date or Option Closing Date, as the case may be, Skadden, Arps, Slate, Meagher & Flom, LLP, counsel for the Fund, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto.

(g) On the Closing Date or Option Closing Date, as the case may be, Barry Greenberg, General Counsel of the Investment Adviser, shall have furnished to the Representatives his favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto.

(h) On the date hereof, Ernst & Young LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus.

(i) On the Closing Date or Option Closing Date, as the case may be, the Representatives shall have received from Ernst & Young LLP a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 7(h), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(j) On the Closing Date or Option Closing Date, as the case may be, Andrews Kurth LLP, counsel for the Underwriters, shall have furnished to the Representatives their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the Registration Statement, the Pricing Prospectus, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(k) On the Closing Date or Option Closing Date, as the case may be, the Underwriters shall have received a certificate from a duly authorized officer of the Custodian, certifying that the Custodian Agreement is in full force and effect and is a valid and binding agreement of the Custodian.

(l) On the Closing Date or Option Closing Date, as the case may be, the Underwriters shall have received a certificate from a duly authorized officer of the Administrator certifying that the Administration Agreement is in full force and effect and is a valid and binding agreement of the Administrator.

(m) The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(n) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(o) The Representatives shall have received “lock-up” agreements, each substantially in the form of Exhibit C hereto, from all the officers and trustees of the Fund, and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(p) On or prior to the Closing Date or Option Closing Date, as the case may be, the Fund shall have furnished to the Representatives such further information, certificates and documents as the Representatives shall reasonably request.

(q) On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Fund’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by any of Federal, Maryland or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

(r) On the date hereof, the Investment Adviser shall have executed each Fee Agreement and delivered an executed copy to each Underwriter party thereto.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 11, by the Representatives by notice to the Fund at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 11.

8. (a) The Fund and the Investment Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act who has, or who is alleged to have, participated in the distribution of the Shares as an underwriter, and each agent of any Underwriter from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, the Investment Company Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Omitting Prospectus or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any

Omitting Prospectus, preliminary prospectus, the Pricing Prospectus or the Prospectus, in light of the circumstances in which they were made); provided, however, that the Fund and the Investment Adviser will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Omitting Prospectus or in any supplement thereto or amendment thereof in reliance upon and in strict conformity with written information furnished to the Fund by or on behalf of any Underwriter through Stifel Nicolaus expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 8(b) below.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Fund, the Investment Adviser, each of the trustees of the Fund and the Investment Adviser, each of the officers of the Fund who shall have signed the Registration Statement, and each other person, if any, who controls the Fund or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, the Investment Company Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Omitting Prospectus or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Fund by or on behalf of such Underwriter through Stifel Nicolaus expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Pricing Prospectus and the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the ninth and tenth paragraphs under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under Section 8(a) or 8(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 8(a), shall be selected by Stifel Nicolaus. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which may not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third and fourth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days prior written notice of its intention to settle. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(c) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Fund and the Investment Adviser on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fund and the Investment Adviser bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or the Investment Adviser on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Fund, the Investment Adviser and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the parties to this Agreements contained in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) Notwithstanding any other provisions in this Section 8, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(j) of the Investment Company Act.

9. If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Fund for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representatives and the Fund for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 11, without liability on the part of any non-defaulting Underwriter, the Fund or the Investment Adviser, except as provided in Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Fund shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.

10. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 11, in the absolute discretion of the Representatives, by notice given to the Fund, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the NYSE Amex or the New York Stock Exchange or on the NASDAQ Global Select Market or the NASDAQ Global Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Fund shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York or Maryland shall have been declared by Federal, New York State or Maryland State authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares.

If this Agreement is terminated pursuant to this Section 10, such termination will be without liability of any party to any other party except as provided in Section 11 hereof.

11. The respective indemnities, agreements, representations, warranties and other statements of the Fund or its officers, of the Investment Adviser or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Fund, the Investment Adviser or any of their respective representatives, officers or trustees or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 8, 9 or 10 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Fund and the Investment Adviser shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 6, the respective obligations of the Fund, the Investment Adviser and the Underwriters pursuant to Section 8 and the provisions of Sections 11, 12 and 15 shall remain in effect and, if any Shares have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, for cause (as hereinafter defined), the Fund and the Investment Adviser, jointly and severally, agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by such Underwriter(s) in connection with this Agreement or the offering contemplated hereunder. If this Agreement shall be terminated for any reason other than by the Underwriters, or any of them, other than for cause (as hereinafter defined), the Fund and the Investment Advisor, jointly and severally, agree to reimburse the Underwriters for their accountable out-of-pocket expenses (including, but not limited to, the fees and disbursements of Underwriters’ counsel and the cost of any required due diligence procedures by the Underwriters) relating to the offering of Shares contemplated by this Agreement in an amount not to exceed $        . For purposes of this Section 11, “cause” shall mean (i) a breach of this Agreement by the Fund or the Advisor which is not promptly cured; (ii) a violation of law by the Fund or the Advisor which in the reasonable judgment of the Representatives will prevent or delay the offering of the Shares contemplated by this Agreement; (iii) any material adverse change or any development involving a prospective material adverse change in or affecting the condition of the Fund or the earnings, business or management of the Fund; or (iv) war, suspension of trading on major stock exchanges, adverse market conditions or any other action or event beyond the control of the Underwriters which, in the reasonable judgment of the Representatives, will prevent or delay the offering of the Shares contemplated by this Agreement.

12. This Agreement shall inure to the benefit of and be binding upon the Fund, the Investment Adviser and the Underwriters, the officers and trustees of the Fund referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o Stifel, Nicolaus & Company, Incorporated, 237 Park Avenue, 8th Floor, New York, New York 10017; Attention: Equity Capital Markets Desk. Notices to the Fund shall be given to it at The Cushing® Renaissance Fund, 8117 Preston Road, Suite 440, Dallas, Texas 75225; Attention: Jerry Swank. Notices to the Investment Adviser shall be given to the Investment Adviser at Cushing MLP Asset Management, LP, 8117 Preston Road, Suite 440, Dallas, Texas 75225; Attention: Jerry Swank.

14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

16. The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

17. The Fund and the Investment Adviser each acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Fund and the Investment Adviser on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Fund, the Investment Adviser or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Fund or the Investment Adviser with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Fund or the Investment Adviser on other matters) or any other obligation to the Fund or the Investment Adviser except the obligations expressly set forth in this Agreement, and (iv) each of the Fund and the Investment Adviser has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Fund and the Investment Adviser agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Fund or the Investment Adviser, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Fund, the Investment Adviser and the Underwriters, or any of them, with respect to the subject matter hereof.

19. The Fund, the Investment Adviser and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Fund and the Investment Adviser a counterpart hereof, whereupon this instrument will become a binding agreement among the Fund, the Investment Adviser and the Underwriters.

Very truly yours,

THE CUSHING® RENAISSANCE FUND

By:
Name:
Title:

CUSHING MLP ASSET MANAGEMENT, LP

By:
Name:
Title:

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED
[ ]
[ ]
Acting severally on behalf of themselves and
the several Underwriters named in
Schedule I hereto

By:	Stifel, Nicolaus & Company, Incorporated

By:
Name:
Title:

By:	[ ]

By:
Name:
Title:

By:	[ ]

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased

Stifel, Nicolaus & Company, Incorporated

Total

SCHEDULE II

[None]

SCHEDULE III

Price per Common Share to the public: $25.00

Number of Common Shares sold: [        ]

EXHIBIT A

OPINION OF COUNSEL TO THE FUND

[Form of Skadden opinions to come.]

EXHIBIT B

OPINION OF COUNSEL TO THE INVESTMENT ADVISER

[Form of Adviser opinion to come.]

EXHIBIT C

LOCK-UP AGREEMENT

THE CUSHING® RENAISSANCE FUND

8117 Preston Road, Suite 440

Dallas, Texas 75225

STIFEL, NICOLAUS & COMPANY, INCORPORATED

[                    ]

[                    ]

c/o Stifel, Nicolaus & Company, Incorporated

237 Park Ave, 8th Floor

New York, NY 10017

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among THE CUSHING® RENAISSANCE FUND, a Delaware statutory trust (the “Fund”), CUSHING MLP ASSET MANAGEMENT, LP, and the several underwriters named therein (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of common shares of beneficial interest of the Fund, par value $0.001 per share (“Common Shares”), pursuant to a Registration Statement on Form N-2, the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Common Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 180 day period being referred to herein as the “Lock-Up Period”), to which you are or expect to become parties, the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Shares or other securities of the Fund for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for any Common Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such aforementioned transaction is to be settled by delivery of the Common Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), which consent may be withheld in Stifel Nicolaus’ sole discretion; provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Fund releases earnings results or material news or a material event relating to the Fund occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Fund announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Stifel Nicolaus waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by Stifel Nicolaus to the Fund (in accordance with Section 5(l) of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to Stifel Nicolaus and will not consummate such transaction or take any such action unless it has received written confirmation from Stifel Nicolaus that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

If the undersigned is an officer or trustee of the Fund, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Common Shares that the undersigned may purchase in the proposed public offering; (ii) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representatives will notify the Fund of the impending release or waiver, and (iii) the Fund has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or trustee shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, without the prior written consent of Stifel Nicolaus (which consent may be withheld in its sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

In furtherance of the foregoing, the Fund and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of Common Shares if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such Common Shares owned or beneficially owned by the undersigned.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to choice of law rules. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before                 , 2012.

Very truly yours,

Printed Name:

Date:

EXHIBIT D

[Form of Press Release]

The Cushing® Renaissance Fund

[Date]

The Cushing® Renaissance Fund (the “Fund”) announced today that Stifel, Nicolaus & Company, Incorporated, the lead book-running managing underwriter in the Fund’s recent public offering of                  common shares is [waiving] [releasing] a lock-up restriction with respect to                  [common shares of the Fund held by [certain officers or trustees] [an officer or trustee] of the Fund. The [waiver] [release] will take effect on                 , 20    , and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

D-1